Exhibit 99.1

Fathom Digital Manufacturing Reports Fourth Quarter

and Full Year 2021 Preliminary Unaudited Financial Results

Fourth Quarter 2021 Highlights

•	Revenue increased 132.8% to $44.3 million; Pro forma revenue[1] increased 18.4%

•	Total orders increased 25.9% to $49.1 million

•	Net income totaled $21.0 million; adjusted net loss totaled $1.7 million[1]

•	Adjusted EBITDA[1] increased to $10.5 million, representing an Adjusted EBITDA margin[1] of 23.8%

•	Commenced trading on the New York Stock Exchange under the ticker “FATH”

Full Year 2021 Highlights

•	Revenue increased 148.5% to $152.2 million; Pro forma revenue[1] increased 8.8% to $162.6 million

•	Net income totaled $13.0 million; adjusted net loss totaled $5.4 million[1]

•	Adjusted EBITDA[1] increased to $34.4 million, representing an Adjusted EBITDA margin[1] of 22.6%

HARTLAND, Wis., March 4, 2022 — Fathom Digital Manufacturing Corp. (NYSE: FATH), an industry leader in on-demand digital manufacturing services, today announced its preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2021.

	Three Months Ended		Twelve Months Ended
($ in thousands)	12/31/2021	12/31/2020	12/31/2021	12/31/2020
Revenue	$44,330	$19,040	$152,196	$61,240
Pro forma revenue[1]	$44,330	$37,455	$162,576	$149,400
Net income (loss)	$20,981	$(6,858)	$13,019	$(7,963)
Adjusted net income (loss) [1]	$(1,682)	$(5,018)	$(5,408)	$(4,198)
Adjusted EBITDA[1]	$10,534	$1,510	$34,353	$11,194
Adjusted EBITDA margin[1]	23.8%	7.9%	22.6%	18.3%

[1]	See “Non-GAAP Financial Information.” Reconciliations of non-GAAP financial measures are included in the appendix.

“Fathom’s strong fourth quarter and full year 2021 financial results reflect the increasing demand for our comprehensive on-demand digital manufacturing services,” said Ryan Martin, Fathom Chief Executive Officer. “Our scalable, technology-agnostic platform for prototyping and low- to mid-volume production provides timely, value-added solutions with quality assurances for corporate enterprise customers, uniquely positioning Fathom to accelerate new product development and manufacturing innovation for some of the largest and most innovative companies in the world. During the fourth quarter, our record order volumes of $49.1 million translated into organic revenue growth of 18.4% while expanding our backlog of new business. We also maintained our focus on profitable growth by generating $10.5 million in Adjusted EBITDA, representing 23.8% of revenue for the quarter and demonstrating Fathom’s industry-leading margins.”

Mr. Martin added, “In December, Fathom commenced trading on the New York Stock Exchange, representing a major milestone in the company’s deep-rooted history. We believe our successful public listing enhances our ability to achieve continued market penetration for our additive and advanced traditional manufacturing technologies and take full advantage of the Industry 4.0 digital manufacturing revolution. Our focus remains on further strengthening Fathom’s breadth of leading offerings as we continue to invest in the business. Additionally, we intend to maintain Fathom’s role as an active consolidator in a large and highly fragmented $25 billion industry. By leveraging our proven business model and attractive financial profile, we expect to build upon our solid performance and drive long-term profitable growth in 2022 and beyond for the benefit of our shareholders.”

Summary of Financial Results (preliminary unaudited)

Revenue for the fourth quarter of 2021 was $44.3 million compared to $19.0 million in the fourth quarter of 2020, an increase of 132.8%. The year-over-year growth was driven by an increase in the volume of customers served, primarily through acquisition-related activity and growth within Fathom’s strategic accounts.

On a pro forma basis, which combines the results of Fathom for the applicable period with the pre-acquisition results of businesses acquired in 2021 and 2020 for the respective period, revenue for the fourth quarter of 2021 increased 18.4% to $44.3 million from $37.5 million for the fourth quarter of 2020.

For the year ended December 31, 2021, revenue increased 148.5% to $152.2 million from $61.2 million for the year ended December 31, 2020. Pro forma revenue for the full year 2021 totaled $162.6 million compared to $149.4 million for the full year 2020, representing an increase of 8.8%.

Net income for the fourth quarter of 2021 was $21.0 million compared to a net loss of $6.9 million in the fourth quarter of 2020. For the year ended December 31, 2021, the company reported a net income of $13.0 million compared to a net loss of $8.0 million for the same period in 2020.

On an adjusted basis excluding acquisition costs and purchase accounting adjustments related to the revaluation of Fathom warrants and earnout shares following the completion of its business combination on December 23, 2021, Fathom reported a net loss of $1.7 million compared to a net loss of $5.0 for the same period in 2020. For the year ended December 31, 2021, the adjusted net loss of $5.4 million compared to an adjusted net loss of $4.2 million for the same period in 2020.

Adjusted EBITDA for the fourth quarter of 2021 increased to $10.5 million from $1.5 million for the same period in 2020 primarily due to higher volumes stemming from acquisition-related activity. The Adjusted EBITDA margin increased to 23.8% in the quarter from 7.9% in the fourth quarter of 2020.

For the year ended December 31, 2021, Adjusted EBITDA and Adjusted EBITDA margin were $34.4 million and 22.6%, respectively, compared to $11.2 million and 18.3%, respectively, for the same period in 2020.

Full Year 2022 Outlook

For the full year 2022, Fathom expects reported revenue to range between $182 million and $192 million, representing a year-over-year increase of approximately 23% at the midpoint. The company also expects Adjusted EBITDA to range between $40 million and $45 million, representing a year-over-year increase of approximately 26% at the midpoint and an implied Adjusted EBITDA margin of 22.0% to 23.4%. This outlook, as of March 4, 2022, reflects management’s current projections and excludes the impact of any potential new acquisitions.

Conference Call

Fathom will host a conference call on Friday, March 4, 2022 at 8:30 am Eastern Time. The dial-in number for callers in the U.S. is +1-844-200-6205 and the dial-in number for international callers is +1-929-526-1599. The access code for all callers is 830754. The conference call will be broadcast live over the Internet and include a slide presentation. To access the webcast and supporting materials, please visit the investor relations section of Fathom’s website at https://investors.fathommfg.com.

A replay of the conference call can be accessed through March 11, 2022 by dialing +1-866-813-9403 (US) or +1-226-828-7578 (international), and then entering the access code 983238. The webcast will also be archived on Fathom’s website.

About Fathom Digital Manufacturing

Fathom is one of the largest on-demand digital manufacturing platforms in North America, serving the comprehensive product development and low- to mid-volume manufacturing needs of some of the largest and most innovative companies in the world. With more than 25 unique manufacturing processes and a national footprint with nearly 450,000 square feet of manufacturing capacity across 12 facilities, Fathom seamlessly blends in-house capabilities across plastic and metal additive technologies, CNC machining, injection molding & tooling, sheet metal fabrication, and design and engineering. With more than 35 years of industry experience, Fathom is at the forefront of the Industry 4.0 digital manufacturing revolution, serving clients in the technology, defense, aerospace, medical, automotive and IOT sectors. Fathom’s certifications include: ITAR Registered, ISO 9001:2015 Design Certified, ISO 9001:2015, ISO 13485:2016, AS9100:2016, and NIST 800-171. To learn more, visit https://fathommfg.com/.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Fathom Digital Manufacturing Corporation (“Fathom”) that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of our business combination with Altimar Acquisition Corp. II (“Altimar”); changes in general economic conditions, including as a result of the COVID-19 pandemic; the outcome of litigation related to or arising out of the business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; costs related to the business combination and additional factors discussed in Altimar’s final prospectus/proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2021 (the “Proxy Statement/Prospectus”) and the documents of Altimar and Fathom filed, or to be filed, with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that Fathom does not presently know or that Fathom currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Fathom’s expectations, plans or forecasts of future events and views as of the date of this presentation. Although Fathom may elect to update these forward-looking statements at some point in the future, Fathom specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Fathom’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Information

This press release includes Adjusted Net Income and Adjusted EBITDA, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted Net Income and Adjusted EBITDA are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Net Income and Adjusted EBITDA are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted Net Income as net loss before the impact of any increase or decrease in the estimated fair value of the Company’s warrants or earnout shares. We define and calculate Adjusted EBITDA as net losses before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. We include these non-GAAP financial measures because they are used by management to evaluate Fathom’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of transaction-related costs), non-cash (for example, in the case of depreciation and amortization, stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense).

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to Fathom without unreasonable effort. The company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Fathom’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Fathom without unreasonable effort. Fathom provides a range for its Adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation. Fathom provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.

As described in the Proxy Statement/Prospectus, during 2020 Fathom completed the acquisitions of Incodema Holdings, Inc., Newchem, Inc., GPI Prototype and Manufacturing Services, LLC, Dahlquist Machine, Inc., Majestic Metals, LLC, and Mark Two Engineering, Inc. (the “2020 Acquisitions”). During 2021 we completed the acquisitions of Summit Tooling, Inc., Summit Plastics, LLC, Centex Machine and Welding, Inc., Laser Manufacturing, Inc. and Screenshot Precisions, LLC d/b/a Micropulse West and Precisions Process Corp. (the “2021 Acquisitions”). Pro forma revenue gives pro forma effect to the 2020 Acquisitions and 2021 Acquisitions, as though such transactions occurred on January 1, 2020.

Financial Disclosure Disclaimer

Fathom has not yet completed its reporting process for the three and twelve months ended December 31, 2021. Full financial statements for these periods will be filed on or before March 31, 2022. The preliminary unaudited results presented herein are based on Fathom’s reasonable estimates and the information available at this time. The amounts reported herein are subject to various adjustments that are still under review, including potential adjustments relating to changes in the estimated fair value of warrants and earnout shares, purchase accounting and provision for income taxes. Such adjustments may be material and could impact the results reported herein.

Contact:

Michael Cimini

Director, Investor Relations

Fathom Digital Manufacturing

(262) 563-5575

michael.cimini@fathommfg.com

Q4 2021 U.S GAAP Income Statement (preliminary unaudited)

($ in thousands)

	Three Months Ended December 31,
	2021	2020
Net Sales	44,330	19,040
Cost of Revenue[1]	26,290	10,178

Gross Profit	18,040	8,862
Operating expenses
Selling, general, and administrative (SG&A)[1]	12,276	8,713
Depreciation and amortization	3,309	2,028

Total operating expenses	15,585	10,741

Operating income (loss)	2,455	(1,879)

Interest expense	3,536	1,330
Other expense (income)	9,387	3,811
Other income	(30,985)	(162)

Total other expense, net	(18,062)	4,979

Net income (loss) before income tax	20,517	(6,858)
Provision for income tax (benefit)	(464)

Net income (loss)	20,981	(6,858)

Net income (loss) attributable to noncontrolling interest	13,092	—

Net income (loss) attributable to Fathom Digital Manufacturing Corporation	7,889	(6,858)

[1]

Fathom reclassified certain historically reported expenses within the statement of operations to reflect go-forward policy. Specifically, cost of revenue included a reclassification of certain expenses equal to 4.4% and 0.5% of revenue for the three months ended December 31, 2021, and December 31, 2020, respectively. Additionally, SG&A included a reclassification of certain expenses equal to 1.8% and 3.4% of revenue for the three months ended December 31, 2021, and December 31, 2020, respectively. Prior to the Company’s ownership of applicable acquired entities, these expenses were recorded inconsistently. The accounting reclassification had no impact on net income (loss).

Full Year 2021 US GAAP Income Statement (preliminary unaudited)

($ in thousands)

	Year Ended December 31,
	2021	2020
Net Sales	152,196	61,240
Cost of Revenue[1]	92,388	33,064

Gross Profit	59,808	28,176
Operating expenses
Selling, general, and administrative (SG&A)[1]	39,490	24,642
Depreciation and amortization	10,606	4,672

Total operating expenses	50,096	29,314

Operating income (loss)	9,712	(1,138)

Interest expense	12,318	3,635
Other expense	14,846	2,208
Other expense (income)	(30,872)	959

Total other expense, net	(3,707)	6,802

Net income (loss) before income tax	13,419	(7,940)
Provision for income tax	400	23

Net income (loss)	13,019	(7,963)

Net income (loss) attributable to noncontrolling interest	8,124	—

Net income (loss) attributable to Fathom Digital Manufacturing Corporation	4,895	(7,963)

[1]

Fathom reclassified certain historically reported expenses within the statement of operations to reflect go-forward policy. Specifically, cost of revenue included a reclassification of certain expenses equal to 6.2% and 0.5% of revenue for the twelve months ended December 31, 2021, and December 31, 2020, respectively. Additionally, SG&A included a reclassification of certain expenses equal to 3.4% net of revenue for both the twelve months ended December 31, 2021, and December 31, 2020. Prior to the Company’s ownership of applicable acquired entities, these expenses were recorded inconsistently. The accounting reclassification had no impact on net income (loss).

Consolidated Balance Sheet (preliminary unaudited)

($ in thousands)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$20,099	$8,188
Account receivables, net	25,367	15,563
Inventory	10,539	6,325
Prepaid expenses and other current assets	1,980	2,598

Total current assets	57,985	32,674
Investments held in trust account	—	—
Property and equipment, net	42,377	26,386
Intangible & other	249,575	83,466
Goodwill	1,242,482	63,215
Other non-current assets	9,813	1,038

Total assets	$1,602,232	$206,779

Liabilities and Stockholders’ Equity
Accounts payable	$9,409	$4,404
Accrued expenses	4,391	4,181
Other current liabilities	4,698	2,778
Contingent consideration	2,750	4,066
Current portion of debt	30,096	2,853

Total current liabilities	51,345	18,282
Long-term debt, net	120,913	90,486
Long-term contingent consideration	65,150	7,373
Deferred tax liability	—	—
Founders share liability	9,400	—
Other non-current liabilities	1,788	514
Warrant liability	16,608	—
Payable to related parties pursuant to tax receivable agreement	4,600	—

Total liabilities	$269,804	$116,655

Contingently Redeemable Preferred Equity
Class A Contingently Redeemable Preferred Units; $100 par value, authorized 1,167,418 units, issued and outstanding and 1,167,418 units as of December 31, 2021 and 2020, respectively	$—	$54,105

Equity:
Class A common stock	5	35,869
Class B common stock	8	14,450
Additional paid-in capital	491,050	—
Accumulated other comprehensive loss	—	(68)
Accumulated deficit	(1,585)	(14,232)
Non-controlling interest in subsidiaries	842,950	—

Total stockholders’ equity	1,332,428	36,019

Total liabilities and stockholders’ equity	$1,602,232	$206,779

Q4 2021 Revenue by Product Line (preliminary unaudited)

	Reported Revenue for Three Months Ended
($ in thousands)	12/31/2021	Percentage	12/31/2020	Percentage	$ Change
Additive manufacturing	$4,514	10.2%	$4,320	22.7%	$194
Injection molding	$9,032	20.4%	$4,905	25.8%	$4,127
CNC machining	$14,196	32.0%	$2,484	13.0%	$11,712
Precision sheet metal	$13,855	31.3%	$5,819	30.6%	$8,036
Other revenue	$2,733	6.2%	$1,512	7.9%	$1,173

Total	$44,330	100.0%	$19,040	100.0%	$25,241

Full Year 2021 Revenue by Product Line (preliminary unaudited)

	Reported Revenue for Twelve Months Ended
($ in thousands)	12/31/2021	Percentage	12/31/2020	Percentage	$ Change
Additive manufacturing	$17,830	11.7%	$17,075	27.9%	$755
Injection molding	$28,892	19.0%	$17,904	29.2%	$10,988
CNC machining	$43,149	28.4%	$10,380	16.9%	$32,769
Precision sheet metal	$53,445	35.1%	$10,166	16.6%	$43,279
Other revenue	$8,880	5.8%	$5,715	9.3%	$3,166

Total	$152,196	100.0%	$61,240	100.0%	$90,957

Pro Forma Revenue Calculation (preliminary unaudited)

($ in thousands)	Q4 2021	Q4 2020	Full Year 2021	Full Year 2020
GAAP reported revenue	$44,330	$19,040	$152,196	$61,240

2020 Acquisitions adjusted revenue[1]	—	9,328	—	49,294
2021 Acquisitions adjusted revenue[2]	—	9,087	10,380	38,866

Pro forma revenue	$44,330	$37,455	$162,576	$149,400

[1]

As described in the Proxy Statement/Prospectus, during 2020 Fathom completed the acquisitions of Incodema Holdings, Inc., Newchem, Inc., GPI Prototype and Manufacturing Services, LLC, Dahlquist Machine, Inc., Majestic Metals, LLC, and Mark Two Engineering, Inc. (the “2020 Acquisitions”). During 2021, we completed the acquisitions of Summit Tooling, Inc., Summit Plastics, LLC, Centex Machine and Welding, Inc., Laser Manufacturing, Inc. and Screenshot Precisions, LLC d/b/a Micropulse West and Precisions Process Corp. (the “2021 Acquisitions”). Information gives pro forma effect to the 2020 Acquisitions, as though such transactions occurred on January 1, 2020.

[2]	Information gives pro forma effect the 2021 Acquisitions, as though such transactions occurred on January 1, 2020.

Reconciliation of GAAP Net Income to Adjusted Net Loss (preliminary unaudited)

($ in thousands)	Q4 2021	Q4 2020	FY 2021	FY 2020
Net income (loss)	$20,981	($6,858)	$13,019	$(7,963)

Acquisition expenses[1]	—	1,840	4,236	3,765
Transaction costs	8,000	—	8,000	—
Change in fair value of tax receivable agreement (TRA)	300	—	300	—
Change in fair value of warrant liability[2]	(4,103)	—	(4,103)	—
Change in fair value of earnout share payable[2]	(26,860)	—	(26,860)	—

Adjusted net income (loss)	($1,682)	($5,018)	($5,408)	($4,198)

[1]

Represents expenses incurred related to business acquisitions; 2 Represents the income statement impacts from the change in fair value related to both the earnout liability and the warrant liability associated with the business combination completed on December 23, 2021.

Reconciliation of GAAP Net Income to Adjusted EBITDA (preliminary unaudited)

($ in thousands)	Q4 2021	Q4 2020	FY 2021	FY 2020
Net income (loss)	$20,981	($6,858)	$13,019	$(7,963)

Depreciation and amortization	4,428	2,399	16,452	7,390
Interest expense, net	3,536	1,330	12,318	3,635
Income tax expense	(465)	—	400	23
Contingent consideration[1]	—	1,055	(1,120)	1,055
Acquisition expenses[2]	—	1,840	4,236	3,765
Loss on extinguishment of debt[3]	996	—	4,491	—
Transaction costs	8,000	—	8,000	—
Change in fair value of tax receivable agreement (TRA)	300	—	300	—
Change in fair value of warrant liability[4]	(4,103)	—	(4,103)	—
Change in fair value of earnout share payable[4]	(26,860)	—	(26,860)	—
Non-recurring and non-cash costs[5]	3,721	1,744	7,220	3,289

Adjusted EBITDA	$10,534	$1,510	$34,353	$11,194

[1]	Represents the change in fair value of contingent consideration payable to former owners of acquired businesses;
[2]

Represents expenses incurred related to business acquisitions; 3 Represents amounts paid to refinance debt in April of 2021; 4 Represents the impacts from the change in fair value related to both the earnout liability and the warrant liability associated with the business combination completed on December 23, 2021; 5 Represents adjustments for other non-recurring, non-operating, and non-cash costs related primarily to integration costs for new acquisitions, severance, and charges for the increase of fair value of inventory related to acquisitions, and management fees paid to Fathom’s principal owner.

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